IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES SIGNIFICANT SHARE REPURCHASE

Purchase, NY – June 16, 2023 - Townsquare Media, Inc. (NYSE: TSQ) (the “Company” or “Townsquare”) announced that it has repurchased, and subsequently retired, 1.5 million shares of Class C common stock held by MSG National Properties, LLC (“MSG”), for $9.70 per share. The purchase price reflects an 8.5% discount from the closing price of the Class A common stock on June 15, 2023. Following this transaction, MSG will own 1,708,139 shares of Common Stock in the Company (comprising 583,139 shares of Class A Common Stock and 1,125,000 shares of Class C Common Stock). The purchase price of $14.6 million was funded with cash on hand.

“We could not be more pleased to share that given our strong cash position, we were able to repurchase approximately 8.5% of our total shares outstanding (and nearly half of MSG’s ownership in Townsquare), capturing a positive return for our shareholders. Due to our strong cash flow generation, we have demonstrated Townsquare’s ability to support a high yield dividend and repurchase debt and equity, while also simultaneously investing in the future of our digital growth engine,” commented Bill Wilson, Townsquare’s Chief Executive Officer. “This repurchase is immediately accretive to shareholders and we thank our Board of Directors for their vote of confidence in our medium and long-term business plan to grow revenue and profits.”

About Townsquare Media, Inc.

Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 30,400 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 356 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward Looking Statements

Except for the historical information contained in this Press Release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss the Company’s current expectations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “could,” “would,” “will,” “plan,” the negatives thereof and other words and terms. The forward-looking statements contained in this Press Release include, but are not limited to, statements related to the Company’s long-term business plan. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. See “Risk Factors” and “Forward-Looking Statements” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, and subsequent filings with the SEC, for a discussion of factors that could cause the Company’s actual results to differ from those expressed or implied by forward-looking statements. The Company assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations

Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com
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